AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-105(c) of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND: The Board of Directors of the Corporation, at a meeting held on March 26, 1997, adopted an Agreement and Plan of Reorganization (the "Plan") with respect to:

          AMERICAN CENTURY - BENHAM SHORT-TERM GOVERNMENT FUND
          AMERICAN CENTURY - BENHAM INTERMEDIATE-TERM TAX-EXEMPT FUND AMERICAN CENTURY - BENHAM LONG-TERM TAX-EXEMPT FUND
          AMERICAN CENTURY - BENHAM LIMITED-TERM TAX-EXEMPT FUND
          AMERICAN CENTURY - BENHAM INTERMEDIATE-TERM GOVERNMENT BOND,

each a duly organized and validly existing Series of the Corporation, and authorized the Corporation's officers to take any actions in furtherance of the Plan.

         The Plan provides for the  liquidation of each of:

          AMERICAN CENTURY - BENHAM SHORT-TERM GOVERNMENT FUND
          AMERICAN CENTURY - BENHAM INTERMEDIATE-TERM TAX-EXEMPT FUND AMERICAN CENTURY - BENHAM LONG-TERM TAX-EXEMPT FUND
          AMERICAN CENTURY - BENHAM LIMITED-TERM TAX-EXEMPT FUND
          AMERICAN CENTURY INTERMEDIATE-TERM GOVERNMENT BOND

promptly after its assets have been transferred to other Series of other corporations. Since such transfer of assets occurred on August 30, 1997, the above referenced Series have no assets and no shares of Common Stock outstanding. As a result, the Corporation hereby reallocates the One Billion (1,000,000,000) shares of the Corporation's Common Stock, with a par value of One Cent ($0.01) per share, which were previously classified and allocated to the Series as follows:

                                                                            Aggregate
Series                                                  No. of Shares       Par Value
------                                                  -------------       ---------
American Century - Benham Short-Term Government Fund      200,000,000      $2,000,000
American Century - Benham Intermediate-Term
     Tax-Exempt Fund                                      200,000,000       2,000,000
American Century - Benham Long-Term Tax-Exempt Fund       200,000,000       2,000,000
American Century - Benham Limited-Term
     Tax-Exempt Fund                                      200,000,000       2,000,000
American Century - Benham Intermediate-Term
     Government Fund                                      200,000,000       2,000,000

to unclassified and unallocated shares of Common Stock of the Corporation.

         THIRD: (a) The total number of shares of stock which the Corporation was authorized to issue prior to the aforesaid action was Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock with a par value of One Cent ($0.01) per share, having an aggregate par value of One Hundred Eleven Million Dollars ($111,000,000) and allocated among eighteen (18) Series as follows:

                                                                                       Aggregate
Series                                                            No. of Shares        Par Value
------                                                            -------------        ---------
American Century - Twentieth Century Growth Fund                  1,000,000,000      $10,000,000
American Century - Twentieth Century Select Fund                    500,000,000        5,000,000
American Century - Twentieth Century Ultra Fund                   1,500,000,000       15,000,000
American Century - Twentieth Century Vista Fund                   1,000,000,000       10,000,000
American Century - Twentieth Century Heritage Fund                  500,000,000        5,000,000
American Century - Twentieth Century Giftrust                       200,000,000        2,000,000
American Century Balanced Fund                                      200,000,000        2,000,000
American Century - Benham Cash Reserve Fund                       4,000,000,000       40,000,000
American Century - Benham Short-Term Government Fund                200,000,000        2,000,000
American Century - Benham Bond Fund                                 200,000,000        2,000,000
American Century - Benham Intermediate-Term
     Tax-Exempt Fund                                                200,000,000        2,000,000
American Century - Benham Long-Term Tax-Exempt Fund                 200,000,000        2,000,000
American Century - Benham Limited-Term
     Tax-Exempt Fund                                                200,000,000        2,000,000
American Century - Benham Intermediate-Term
     Government Fund                                                200,000,000        2,000,000
American Century - Benham Limited-Term Bond Fund                    200,000,000        2,000,000
American Century - Benham Intermediate-Term Bond Fund               200,000,000        2,000,000
American Century - Twentieth Century New
     Opportunities Fund                                             100,000,000        1,000,000
American Century - Benham High Yield Fund                           200,000,000        2,000,000

         (b) The total number of shares of stock which the Corporation is authorized to issue, following the aforesaid actions, is Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock of the Corporation, with a par value of One Cent ($0.01) per share, for the aggregate par value of One Hundred Eleven Million Dollars ($111,000,000) and allocated among thirteen
(13) Series as follows:

                                                                                                  Aggregate
Series                                                                     No. of Shares          Par Value
------                                                                     -------------          ---------
American Century - Twentieth Century Growth Fund                           1,000,000,000        $10,000,000
American Century - Twentieth Century Select Fund                             500,000,000          5,000,000
American Century - Twentieth Century Ultra Fund                            1,500,000,000         15,000,000
American Century - Twentieth Century Vista Fund                            1,000,000,000         10,000,000
American Century - Twentieth Century Heritage Fund                           500,000,000          5,000,000
American Century - Twentieth Century Giftrust                                200,000,000          2,000,000
American Century Balanced Fund                                               200,000,000          2,000,000
American Century - Benham Cash Reserve Fund                                4,000,000,000         40,000,000
American Century - Benham Bond Fund                                          200,000,000          2,000,000
American Century - Benham Limited-Term Bond Fund                             200,000,000          2,000,000
American Century - Benham Intermediate-Term Bond Fund                        200,000,000          2,000,000
American Century - Twentieth Century New
     Opportunities Fund                                                      100,000,000          1,000,000
American Century - Benham High Yield Fund                                    200,000,000          2,000,000

         FOURTH: Pursuant to authority expressly vested in the Board of Directors by Section 2-605(a)(4) of the Maryland General Corporation Law and by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article THIRD above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the thirteen (13) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                                                    Aggregate
Series Name                                             Class Name           No. of Shares          Par Value
-----------                                             ----------           -------------          ---------
American Century - Twentieth Century
     Growth Fund                                        Investor               500,000,000         $5,000,000
                                                        Institutional           80,000,000            800,000
                                                        Service                210,000,000          2,100,000
                                                        Advisor                210,000,000          2,100,000
American Century - Twentieth Century
     Select Fund                                        Investor               250,000,000          2,500,000
                                                        Institutional           41,000,000            410,000
                                                        Service                105,000,000          1,050,000
                                                        Advisor                105,000,000          1,050,000
American Century - Twentieth Century
     Ultra Fund                                         Investor               750,000,000          7,500,000
                                                        Institutional          125,000,000          1,250,000
                                                        Service                312,500,000          3,125,000
                                                        Advisor                312,500,000          3,125,000
American Century - Twentieth Century
     Vista Fund                                         Investor               500,000,000          5,000,000
                                                        Institutional           80,000,000            800,000
                                                        Service                210,000,000          2,100,000
                                                        Advisor                210,000,000          2,100,000
American Century - Twentieth Century
     Heritage Fund                                      Investor               250,000,000          2,500,000
                                                        Institutional           41,000,000            410,000
                                                        Service                105,000,000          1,050,000
                                                        Advisor                105,000,000          1,050,000
American Century - Twentieth Century
     Giftrust                                           Investor               200,000,000          2,000,000

American Century Balanced Fund                          Investor               100,000,000          1,000,000
                                                        Institutional           16,000,000            160,000
                                                        Service                 50,000,000            500,000
                                                        Advisor                                       500,000
American Century - Benham Cash Reserve
     Fund                                               Investor             2,000,000,000         20,000,000
                                                        Service              1,000,000,000         10,000,000
                                                        Advisor              1,000,000,000         10,000,000


                                                                                                  Aggregate
Series Name                                             Class Name              No. of Shares      Par Value
-----------                                             ----------              -------------      ---------
American Century - Benham Bond Fund                     Investor                  100,000,000      1,000,000
                                                        Service                    50,000,000        500,000
                                                        Advisor                    50,000,000        500,000
American Century - Benham Limited-Term
     Bond Fund                                          Investor                  100,000,000      1,000,000
                                                        Service                    50,000,000        500,000
                                                        Advisor                    50,000,000        500,000
American Century - Benham Intermediate-
     Term Bond Fund                                     Investor                  100,000,000      1,000,000
                                                        Service                    50,000,000        500,000
                                                        Advisor                    50,000,000        500,000
American Century - Twentieth Century
     New Opportunities Fund                             Investor                  100,000,000      1,000,000

American Century - Benham High Yield
     Fund                                               Investor                  100,000,000      1,000,000
                                                        Advisor                   100,000,000      1,000,000

         FIFTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         SIXTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         SEVENTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles Supplementary.

         EIGHTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article THIRD, and dividing the Series of capital stock of the Corporation into Classes as set forth in Article FOURTH.

         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Executive Vice President and it corporate seal to be hereunto affixed and attested to by its Secretary on this 28th day of November, 1997.


                                    AMERICAN CENTURY MUTUAL FUNDS, INC.
ATTEST:


/s/ Patrick A. Looby                       By: /s/ William M. Lyons
Name:  Patrick A. Looby                    Name:  William M. Lyons
Title: Secretary                           Title: Executive Vice President

         THE UNDERSIGNED Executive Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


Dated:  November 28, 1997           /s/ William M. Lyons
                                    William M. Lyons, Executive Vice President